                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DAYTON HUDSON CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

        DAYTON HUDSON CORPORATION
[LOGO]  777 Nicollet Mall
        Minneapolis, Minnesota 55402
        612/370-6948

                                                                April 19, 1995



Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Dayton Hudson Corporation to be held in Minneapolis at The Children's Theatre on Wednesday, May 24, 1995, beginning at 9:30 a.m. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to vote your proxy.

  On behalf of your Board of Directors and employees, thank you for your continued support of Dayton Hudson.

                                       Sincerely,

                                       [SIGNATURE OF ROBERT J. ULRICH]

                                       Robert J. Ulrich
                                       Chairman of the Board

        DAYTON HUDSON CORPORATION
[LOGO]  777 Nicollet Mall
        Minneapolis, Minnesota 55402
        Telephone: (612) 370-6948

Notice of Annual Meeting
of Shareholders
May 24, 1995

- -----------------------------------------------------------------------------

To Our Shareholders:

  The Annual Meeting of Shareholders of Dayton Hudson Corporation will be held at The Children's Theatre, Minneapolis Institute of Arts, 2400 3rd Avenue South, Minneapolis, Minnesota, on Wednesday, May 24, 1995, at 9:30 a.m., Central Daylight Time, for the following purposes:

  (1) To elect four directors for three-year terms.

  (2) To approve the appointment of Ernst & Young LLP as independent auditors.

  (3) To approve for purposes of federal tax law an amended short-term incentive plan based on objective performance goals.

  (4) To approve the Director Stock Option Plan of 1995.

  (5) To act upon any other business that may properly come before the meeting, including a shareholder proposal.

  Holders of record of Common Stock and Series B ESOP Convertible Preferred Stock at the close of business on March 31, 1995 will be entitled to vote at the meeting and any adjournment thereof.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR COOPERATION IN SIGNING AND RETURNING YOUR PROXY PROMPTLY WILL HELP AVOID FURTHER SOLICITATION EXPENSE TO YOUR CORPORATION.


                                                 [SIGNATURE OF JAMES T. HALE]

                                                 JAMES T. HALE
                                                 Secretary

Approximate Date of Mailing of Proxy Material:
April 19, 1995

                          DAYTON HUDSON CORPORATION
               777 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55402

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 24, 1995

  The Board of Directors of Dayton Hudson Corporation (the "Corporation") solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, Minneapolis Institute of Arts, 2400 3rd Avenue South, Minneapolis, Minnesota, on Wednesday, May 24, 1995, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof. Shares represented by proxies in the form solicited will be voted. Proxies may be revoked at any time before being exercised by filing with the Secretary of the Corporation a proxy dated at a later time or a written revocation dated after the date of the proxy.

                             PROPOSAL NUMBER ONE

                            ELECTION OF DIRECTORS

  Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class I directors for three-year terms expiring in 1998 and until their successors are elected. The four nominees are Rand V. Araskog, Roger L. Hale, Michele J. Hooper and John
R. Walter.

  The Corporation's Restated Articles of Incorporation, as amended, provide that the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twenty-one persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of thirteen members, four of whom are Class III directors whose terms expire at the 1997 Annual Meeting, four of whom are Class II directors whose terms expire at the 1996 Annual Meeting, and five of whom are Class I directors whose terms expire at this Annual Meeting. Robert A. Burnett, a Class I director, is not seeking re-election, since his retirement date under current Board policies would be July 1995. As a result, the Board of Directors will consist of twelve members, four of whom will be Class I directors.

  The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned to the Corporation will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

  All of the nominees are now directors. All of the present directors were elected to the Board of Directors by the shareholders, except for Mr. Trujillo who was elected by the Board of Directors on October 12, 1994. The Board of Directors held seven meetings during the last fiscal year, one of which was a two-day meeting.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series B ESOP Convertible Preferred Stock of the Corporation present and entitled to vote on the election of directors is required for election to the Board of Directors of each of the four director nominees. For this purpose, a shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

  Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations and the number of shares of Common Stock of the Corporation beneficially owned by them as of April 1, 1995. See page 28 for stock ownership table.

                                                                                                      DIRECTOR
  NAME                    PRINCIPAL OCCUPATION AND OTHER INFORMATION                         AGE       SINCE
  ----                    ------------------------------------------                         ---      --------
    Picture of         Rand V. Araskog is Chairman of the Board and Chief Executive           63        1982
  Rand V. Araskog      Officer of ITT Corporation, a diversified multinational
   appears here        company. He served in the Office of the Secretary of Defense from 1954 to 1960. From 1960 to 1966, he worked in the
                       defense, space and aeronautical fields with Honeywell Inc. He joined ITT in 1966 and advanced through various management positions. He was elected Senior Executive Vice President and
   RAND V. ARASKOG     Chief Operating Officer in 1978. He was elected President and
       Class I         Chief Executive Officer in 1979 and Chairman in 1980. He is a
  Nominee for term     director of Alcatel Alstham, Dow Jones & Company, Inc., ITT
  expiring in 1998     Corporation and Shell Oil Corporation. (1)(3)(5)

    Picture of         Robert A. Burnett is retired Chairman and Chief Executive Officer      67        1983
 Robert A. Burnett     of Meredith Corporation, a media company engaged in printing,
   appears here        publishing, broadcasting and real estate. He joined Meredith in
                       1952. He was appointed Advertising Director of its Better Homes and Gardens magazine in 1961. He was elected Vice President in
                       1961, Executive Vice President in 1971 and President and Chief
  ROBERT A. BURNETT    Operating Officer in 1973. He was Chief Executive Officer from
       Class I         1977 to 1989. He was Chairman from 1988 to 1992. He is a director
     Term expires      of ITT Corporation, Meredith Corporation, Midwest Resources, Inc.
       May 1995        and Whirlpool Corporation. (1)(3)(4)

     Picture of        Livio D. DeSimone is Chairman and Chief Executive Officer of 3M,       58        1987
  Livio D. DeSimone    a diversified manufacturer. He joined 3M in 1957 and held various
     appears here      international and domestic positions. He was elected Area Vice
                       President, Latin America in 1975, Vice President in 1979, and
                       Executive Vice President in 1981. He was elected Chairman and Chief
  LIVIO D. DESIMONE    Executive Officer in 1991. He is a director of Cargill, Incorporated,
       Class II        General Mills, Inc., 3M and Vulcan Materials Corporation.
Term expires in 1996   (1)(2)(5)(6)

                                                                                                         DIRECTOR
  NAME                    PRINCIPAL OCCUPATION AND OTHER INFORMATION                            AGE       SINCE
  ----                    ------------------------------------------                            ---      --------
    Picture of         Roger A. Enrico is Chairman and Chief Executive Officer of PepsiCo        50        1990
 Roger A. Enrico       Worldwide Restaurants and is Vice Chairman of PepsiCo, Inc., a
   appears here        domestic and international beverage and food business. He joined
                       PepsiCo in 1971 and advanced through various management positions including Vice President of Marketing at Frito-Lay, Area Vice
                       President/South Latin America for Pepsi-Cola International and
                       President of Frito-Lay/Japan for PepsiCo Foods International. He
                       was President and Chief Executive Officer of Pepsi-Cola USA from
                       1983 to 1986 when he became President and Chief Executive Officer of Pepsi-Cola Company. He was President and Chief Executive Officer
                       of PepsiCo Worldwide Beverages from 1986 to 1990. He was Chairman and Chief Executive Officer of Frito-Lay from 1990 to 1992. In
                       1992, he was elected Chairman and Chief Executive Officer of PepsiCo
                       Worldwide Foods. In 1993, he was elected Vice Chairman of PepsiCo,
   ROGER A. ENRICO     Inc. and in 1994 Chairman and Chief Executive Officer of PepsiCo
       Class II        Worldwide Restuarants. He is a director of PepsiCo, Inc. and The
Term expires in 1996   Prudential Insurance Company of America. (1)(3)(5)

    Picture of         William W. George is President and Chief Executive Officer of             52        1993
William W. George      Medtronic, Inc., a therapeutic medical device company. He served
  appears here         in the United States Department of Defense from 1966 to 1968 and worked in the United States Department of the Navy from 1968 to
                       1969. From 1969 to 1978, he worked for Litton Industries, Inc., serving as president of Litton Microwave Cooking Products from
                       1973 to 1978. He was elected to various officer positions at Honeywell,
                       Inc. from 1978 to 1989, including President, Europe from 1980 to
                       1983, President, Industrial Automation & Controls from 1987 to
                       1988 and President, Space & Aviation Controls from 1988 to 1989.
                       He was elected President and Chief Operating Officer of Medtronic
  WILLIAM W. GEORGE    in 1989 and was elected President and Chief Executive Officer in
       Class II        1991. He is a director of Medtronic, Inc., Toro Company and Valspar
Term expires in 1996   Corporation. (1)(2)(4)

     Picture of        Roger L. Hale is President and Chief Executive Officer of Tennant         60        1982
   Roger L. Hale       Company, an industrial equipment manufacturer. He is also Vice
    appears here       Chairman of the Executive Committee of the Board of Directors of
                       the Corporation. He joined Tennant in 1961. He was appointed Assistant to the President in 1963 and was elected Vice President and director, systems and corporate development in 1968. In 1972, he was elected
    ROGER L. HALE      Vice President, International and in 1975, he was elected President
       Class I         and Chief Operating Officer. He was elected Chief Executive Officer
  Nominee for term     in 1976. He is a director of First Bank System, Inc. and Tennant
  expiring in 1998     Company. (1)(3)(5)(6)

                                                                                                         DIRECTOR
  NAME                    PRINCIPAL OCCUPATION AND OTHER INFORMATION                            AGE       SINCE
  ----                    ------------------------------------------                            ---      --------
     Picture of        Betty Ruth Hollander is Chairman of the Board and Chief Executive         65        1986
Betty Ruth Hollander   Officer of Omega Technologies, Inc., a manufacturer of scientific
    appears here       measurement and control devices and systems, technical publishing and industrial and commercial real estate development. She founded
      BETTY RUTH       Omega Engineering, Inc. and was elected President in 1962. She
      HOLLANDER        was elected Chairman and Chief Executive Officer of The Omega Group,
      Class III        Inc. in 1978. She is a director of the People's Bank and the People's
Term expires in 1997   Bank Trustees. (1)(3)(4)

     Picture of        Michele J. Hooper is Corporate Vice President, International              43        1990
 Michele J. Hooper     Businesses, Caremark International, Inc., a health care company.
    appears here       She joined Baxter Healthcare Corporation in 1976 and served in various management positions before being named Vice President,
                       Corporate Planning for Baxter International in 1984. In 1988, she
                       was elected President of Baxter Healthcare Corporation, Canada.
                       From 1991 to 1992 she was President, Alternate Site International,
  MICHELE J. HOOPER    a unit of Baxter Corporation. In 1992, she became President,
       Class I         International Business Group, Caremark International, Inc. and
  Nominee for term     in 1993, she became Corporate Vice President, International
  expiring in 1998     Businesses, Caremark International, Inc. (1)(2)(5)

     Picture of        Mary Patterson McPherson is President of Bryn Mawr College. She           59        1988
   Mary Patterson      joined Bryn Mawr College as an Assistant, Fellow and Lecturer in
     McPherson         1961. She became Assistant Dean in 1964, Associate Dean in 1969
     appears here      and Dean, Undergraduate College in 1970. She became an Associate
                       Professor in 1970. She was Acting President from 1976 to 1977 and
    MARY PATTERSON     became President in 1978. She is a director of Bell Telephone Company
      MCPHERSON        of Pennsylvania. (1)(2)(4)(6)
      Class III
Term expires in 1997

     Picture of        Solomon D. Trujillo is President and Chief Executive Officer of           43        1994
Solomon D. Trujillo    U S West Marketing Resources Group, the regional, national and
    appears here       international directory publishing, information services and software business of U S West. He joined Mountain Bell in 1974 and held various management positions before being named Vice
                       President and Chief Executive Officer of Mountain Bell New Mexico
      SOLOMON D.       in 1984. He served as Vice President and General Manager of the
       TRUJILLO        Small Business Services Market Unit of U S West from 1987 until
      Class III        he was elected President and Chief Executive Officer of U S West
Term expires in 1997   Marketing Resources Group in 1992. (1)

                                                                                                         DIRECTOR
  NAME                    PRINCIPAL OCCUPATION AND OTHER INFORMATION                            AGE       SINCE
  ----                    ------------------------------------------                            ---      --------
     Picture of        Robert J. Ulrich is Chairman and Chief Executive Officer of the           51        1993
  Robert J. Ulrich     Corporation and Chairman and Chief Executive Officer of Target,
    appears here       a division of the Corporation. Mr. Ulrich began his retailing career as a merchandising trainee at Dayton's in 1967 and advanced through various management positions. In 1981, Mr. Ulrich was named Executive
                       Vice President of Dayton's and later that year was named President and Chief Executive Officer of Diamond's, a former operating company of the Corporation. In 1984, Mr. Ulrich was named President of the Department Store Division. Later that year he was named President
  ROBERT J. ULRICH     of Target. He became Chairman and Chief Executive Officer of Target
      Class III        in 1987. He was elected Chief Executive Officer of the Corporation
Term expires in 1997   on April 13, 1994 and Chairman on July 1, 1994. (1)

     Picture of        John R. Walter is Chairman and Chief Executive Officer of R.R.            48        1991
   John R. Walter      Donnelley & Sons Company, a provider of printing and printing related
    appears here       services. He joined R.R. Donnelley in 1969. He was elected Executive
                       Vice President -- Operations in 1986. He was elected President
    JOHN R. WALTER     in 1987 and was elected Chairman and Chief Executive Officer in
       Class I         1989. He is a director of Abbott Laboratories, Deere & Company
  Nominee for term     and R.R. Donnelley & Sons Company. (1)(2)(4)(6)
  expiring in 1998

     Picture of        Stephen E. Watson is President of the Corporation and Chairman            50        1990
 Stephen E. Watson     and Chief Executive Officer of its Department Store Division. He
   appears here        joined Dayton's in 1973 as a merchandising trainee and advanced through various management positions. In 1982, he was named Executive
                       Vice President for merchandising and marketing. He became President of Hudson's in 1984. He was named President of the Department Store
                       Division in 1985 and later that year became Chairman and Chief
  STEPHEN E. WATSON    Executive Officer of the Department Store Division. He was elected
       Class II        Executive Vice President of the Corporation in 1989 and President
Term expires in 1996   in 1990. He is a director of Norwest Corporation.

- ----------------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Corporate Responsibility Committee.

(5) Member of the Finance Committee.

(6) Member of the Nominating Committee

EXECUTIVE COMMITTEE

  The Executive Committee of the Board of Directors is elected by the directors. The Executive Committee consists of the Chairman of the Board of the Corporation and all the independent directors. The members of the Executive Committee are identified above. During the last fiscal year, the Executive Committee held seven meetings. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of the Chief Executive Officer of the Corporation. The Executive Committee also reviews the compensation policies and practices of the Corporation and it monitors the Corporation's managerial capabilities and requirements.

NOMINATING COMMITTEE

  The Board of Directors has a Nominating Committee, consisting of the independent directors identified above. The Nominating Committee held two meetings during the last fiscal year. The Nominating Committee considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Board of Directors created the Nominating Committee so that the selection of directors would be made solely by independent directors.

  The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

COMPENSATION COMMITTEE

  The Board of Directors has a Compensation Committee, consisting of the independent directors identified above. The Compensation Committee held five meetings during the last fiscal year. The Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay for performance" compensation philosophy. The Compensation Committee reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation based on their performance. The Compensation Committee also determines awards and payouts under the Corporation's long-term incentive plan and makes certain determinations regarding short-term incentive compensation.

AUDIT COMMITTEE

  The Board of Directors has an Audit Committee, consisting of the independent directors identified above. The Audit Committee held two meetings during the last fiscal year. In designating the members of the Audit Committee, the Board specifically evaluates their independence of judgment according to guidelines published by the New York Stock Exchange. The Audit Committee, among other duties, reviews the overall audit scope, plans for internal and independent audits, the Corporation's internal controls, emerging accounting issues, officer and director expenses, audit fees and retirement plans. The Audit Committee meets individually with the internal auditors and independent auditors, without management present, to discuss the results of their audits. The Audit Committee encourages the internal and independent auditors to communicate closely with the Audit Committee.

FINANCE COMMITTEE

  The Board of Directors has a Finance Committee, consisting of the independent directors identified above. The Finance Committee met two times during the last fiscal year. The duties of the Finance Committee include reviewing the financial policies and performance objectives of the Corporation and reviewing the financing requirements of the Corporation.

CORPORATE RESPONSIBILITY COMMITTEE

  The Board of Directors has a Corporate Responsibility Committee, consisting of the independent directors identified above. The Corporate Responsibility Committee held two meetings during the last fiscal year. The duties of the Corporate Responsibility Committee include review and evaluation of the public affairs and community development programs of the Corporation and its operating companies. The Corporate Responsibility Committee also reviews and evaluates the community giving programs of the Corporation, its operating companies and the Dayton Hudson Foundation and annually recommends the charitable gift of the Corporation to the Foundation.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                     ANNUAL              ---------------------------------------
                                                  COMPENSATION                      AWARDS               PAYOUTS
                                           -------------------------     ----------------------------    -------
                                                                           RESTRICTED      SECURITIES      LTIP       ALL OTHER
                                                              BONUS          STOCK         UNDERLYING    PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)(1)     ($)(1)(2)    AWARDS ($)(3)    OPTIONS (#)     ($)(4)      ($)(5)(6)
- ---------------------------       ----    -------------     ---------    -------------    -----------    -------     ------------
Robert J. Ulrich                  1994        981,525        750,000        247,124          39,671         0           178,590(7)
 Chairman and Chief Executive     1993        842,796        206,357        247,664          12,821      158,852        143,198
 Officer; Chairman and Chief      1992        735,713        556,550           0              8,360      152,494         87,756
 Executive Officer of Target

Stephen E. Watson                 1994        808,594        253,897        160,638           8,596         0           173,218(8)
 President; Chairman and          1993        770,509           0           222,866          11,539      158,852        134,481
 Chief Executive Officer of       1992        688,056        296,576           0              8,360      130,719         95,173
 The Department
 Store Division

Kenneth B. Woodrow                1994        498,375        343,749         43,280          12,605         0            79,035(9)
 President of Target

Paul W. Sauser                    1994        513,750        150,000         37,076           1,984         0           108,143(10)
 President and
 Chief Operating Officer
 of Mervyn's

Gregg W. Steinhafel               1994        395,080        227,897         30,947           6,798         0            50,418(11)
 Executive Vice President
 Merchandising of Target

Kenneth A. Macke                  1994        771,139        500,000           0                0           0         4,452,115(12)
 Former Chairman and Chief        1993      1,149,076           0           495,250          25,642      529,353        224,198
 Executive Officer                1992      1,097,307        819,428           0             16,719      435,708        158,405

- -------------------------
 (1) Significant amounts of both salary and bonus for the six named executive officers were not actually received. Receipt of such amounts was deferred through the Corporation's Deferred Compensation Plan. Under this plan, participants elect to defer a minimum per year of $5,000 of their compensation and a maximum per year of 25% of base salary and 100% of incentive bonuses up to an aggregate total of $250,000, plus any previously deferred amount automatically paid out in the eighth year following each separate deferral. Payout from the plan cannot be made until retirement, death or termination and the payout is automatic in the eighth year following each separate deferral. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts accrue interest on an annual basis, a portion of which is categorized as reportable by the Securities and Exchange Commission (SEC) proxy rules. Further information regarding reportable interest is provided in the footnotes below. Mr. Sauser, Mr. Woodrow and Mr. Steinhafel became executive officers of the Corporation in fiscal 1994.

 (2) Executive officers of the Corporation and certain other members of management of the Corporation and its operating companies were eligible for an incentive bonus under the Corporation's Executive Incentive Plan ("EIP") during fiscal 1992 and 1993. The amount, if any, of the incentive bonus was based on (1) the Corporation's or the relevant operating company's financial results and (2) the individual executive's performance. In addition, Mr. Ulrich received a bonus for fiscal 1993 performance in September, 1994. Such adjustment was paid after final 1993 financial results for applicable benchmark companies were available.

     For fiscal 1994, executive officers of the Corporation and certain other members of management of the Corporation and its operating companies were eligible for incentive bonuses under the Personal Score Plan, the PTOC Plan and the ROI Plan. Information regarding these plans is found in the Report of the Compensation Committee.

 (3) Amounts reflected in the Restricted Stock Awards column reflect rights to receive restricted stock of the Corporation based on the closing price of the Corporation's Common Stock on the date of grant. The restrictions on this right to receive restricted stock require the executive to remain an employee of the Corporation for 4 years. Upon expiration of the 4-year period, the shares are then issued and put into escrow and are generally restricted until retirement. The holders of rights to receive restricted stock do not hold voting or dividend rights until after the shares are issued. Further information regarding restricted stock is included in the Report of the Compensation Committee. The number and value of restricted stock rights holdings at the end of the 1994 fiscal year (based on the closing price at the end of the fiscal year) is as follows:

                                                     NUMBER    VALUE
                                                     ------   --------
          Robert J. Ulrich........................    6,512   $449,328
          Stephen E. Watson.......................    5,034    347,346
          Kenneth B. Woodrow......................    1,381     95,289
          Paul W. Sauser..........................    2,398    165,462
          Gregg W. Steinhafel.....................      935     64,515
          Kenneth A. Macke........................    2,405    165,945

 (4) Amounts reflect earnouts of performance shares under the Dayton Hudson Corporation Executive Long Term Incentive Plan of 1981, as amended ("1981 Option Plan"). Based on competitive performance, performance share earnout of the 1990 grant to be paid in 1994 was 0% of the performance shares granted. The Report of the Compensation Committee includes a description of the 1981 Option Plan.

 (5) The Corporation has an Excess Long-Term Disability Program for certain key executives, including those executive officers individually listed above. The program is designed in conjunction with the employee-paid broad-based group disability plan (non-taxable benefit of $78,000 maximum per individual per year). Taxable excess disability benefits are paid according to a schedule based on compensation with the objective to replace total after-tax income of approximately 80% at a compensation level of $50,000 per year decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the group disability plan. The actual cost to the Corporation would be the taxable disability payments. No claims for benefits have ever been filed under the Excess Long-Term Disability Program. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarily.

 (6) The amounts reported below include the following:
     - Matching contributions to the Dayton Hudson Corporation Supplemental Retirement, Savings, and Employee Stock Ownership Plan ("SRSP") which all participating employees receive.
     - Amounts credited to the Deferred Compensation Plan for matching contributions that could not be made to the SRSP because of limitations imposed by the Internal Revenue Code.

     - Amounts categorized by the SEC as reportable interest on compensation deferred in current and previous years.

 (7) Includes
     $    5,721 SRSP matching contribution
     $   39,351 deferred compensation credit for matching contributions which could not be made to SRSP
     $  133,518 reportable interest on deferred compensation

 (8) Includes
     $    6,960 SRSP matching contribution
     $   23,120 deferred compensation credit for matching contributions which could not be made to SRSP
     $  143,138 reportable interest on deferred compensation

 (9) Includes
     $    6,067 SRSP matching contribution
     $   16,637 deferred compensation credit for matching contributions which could not be made to SRSP
     $   56,331 reportable interest on deferred compensation

(10) Includes
     $    6,050 SRSP matching contribution
     $   19,216 deferred compensation credit for matching contributions which could not be made to SRSP
     $   44,127 reportable interest on deferred compensation
     $   38,750 market value of interest on loan -- See footnote (13)

(11) Includes
     $    5,978 SRSP matching contribution
     $    8,814 deferred compensation credit for matching contributions which could not be made to SRSP
     $   35,626 reportable interest on deferred compensation

(12) $    3,992 SRSP matching contribution
     $   88,123 reportable interest on deferred compensation
     $  100,000 legal fees
     $  300,000 consulting fees
     $3,060,000 severance
     $  900,000 Office expense accrued on the Corporation's books (Mr. Macke is entitled to be reimbursed for office expenses up to $100,000 per year until 2003)

(13) The Corporation loaned Mr. Sauser $500,000, secured by a second deed of trust on the home he purchased in California. Mr. Sauser transferred to California at the Corporation's request. The 15 year note bears no interest. No principal payments have been made on the note.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                                                                                      RATES OF STOCK PRICE
                                                                                        APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                OPTION TERM (8)
                      -----------------------------------------------------    ----------------------------------
                       NUMBER OF
                      SECURITIES      % OF TOTAL
                      UNDERLYING       OPTIONS       EXERCISE
                        OPTIONS        GRANTED        OR BASE
                        GRANTED      TO EMPLOYEES      PRICE     EXPIRATION
NAME                    (#)(1)      IN FISCAL YEAR    ($/SH)        DATE       0% ($)      5% ($)        10% ($)
- ----                  ----------    --------------   --------    ----------    ------     ---------     ---------
Robert J. Ulrich       3,306(2)          20%          75.625      4/13/04        0        1,886,753     4,781,149
                       3,306(3)                       75.625      4/13/04
                       3,306(4)                       75.625      4/13/04
                       3,306(5)                       75.625      4/13/04
                      26,447(6)                       75.625      4/13/04

Stephen E. Watson      2,149(2)           4%          75.625      4/13/04        0          408,826     1,035,990
                       2,149(3)                       75.625      4/13/04
                       2,149(4)                       75.625      4/13/04
                       2,149(5)                       75.625      4/13/04

Kenneth B. Woodrow       579(2)           6%          75.625      4/13/04        0          110,101       279,004
                         579(3)                       75.625      4/13/04
                         578(4)                       75.625      4/13/04
                         579(5)                       75.625      4/13/04
                      10,290(7)                       77.75       6/08/04        0          503,181     1,275,034

Paul W. Sauser           496(2)           1%          75.625      4/13/04        0           94,359       239,112
                         496(3)                       75.625      4/13/04
                         496(4)                       75.625      4/13/04
                         496(5)                       75.625      4/13/04

Gregg W. Steinhafel      413(2)           3%          75.625      4/13/04        0           78,617       199,220
                         414(3)                       75.625      4/13/04
                         413(4)                       75.625      4/13/04
                         413(5)                       75.625      4/13/04
                       5,145(7)                       77.75       6/08/04        0          251,591       637,517

Kenneth A. Macke            0

- ----------------------
(1) Under the 1981 Option Plan each option was granted at the market value of the underlying Common Stock on the date of grant and has a 10-year term. The options, (except one option granted each to Mr. Ulrich, Mr. Woodrow and Mr. Steinhafel, which are fully exercisable in 5 years), are exercisable 25% after the first year, with an additional 25% after each of the next 3 years. The Report of the Compensation Committee includes additional information regarding the 1981 Option Plan.

(2) Exercisable April 13, 1995.

(3) Exercisable April 13, 1996.

(4) Exercisable April 13, 1997.

(5) Exercisable April 13, 1998.

(6) Exercisable April 13, 1999.

(7) Exercisable June 8, 1999.

(8) SEC rules require the information set forth in the 5% and 10% columns.
    The actual gains, if any, on stock option exercises depend on the future stock price of the Corporation's Common Stock. Since there is no means of accurately predicting the future price of the Corporation's Common Stock, no determination can be made as to the value of a stock option at the time of the grant.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                         SHARES                     OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END
                      ACQUIRED ON       VALUE                   (#)                             ($)
                        EXERCISE      REALIZED     ----------------------------    -----------------------------
NAME                      (#)            ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- ----                  -----------     ---------    -----------    -------------    -----------     -------------
Robert J. Ulrich         31,920       1,349,016       35,914          73,428          316,436         40,494
Stephen E. Watson         3,323         157,012      104,227          24,140        1,837,905         40,494
Kenneth B. Woodrow            0               0       20,071          16,647          457,727         10,123
Paul W. Sauser                0               0        6,190          10,426           41,462         29,489
Gregg W. Steinhafel           0               0        6,928          12,539           86,328          8,099
Kenneth A. Macke              0               0      203,617          34,364        3,334,409         80,978

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                         PERFORMANCE OR
                          NUMBER OF       OTHER PERIOD               ESTIMATED FUTURE PAYOUTS
                        SHARES, UNITS         UNTIL              UNDER NON-STOCK PRICE-BASED PLANS
                          OR OTHER         MATURATION      ---------------------------------------------
NAME                    RIGHTS (#)(1)       OR PAYOUT      THRESHOLD (#)    TARGET (2)    MAXIMUM (#)(3)
- ----                    -------------    ---------------   -------------    ----------    --------------
Robert J. Ulrich            9,918         4 fiscal years       3,967            --            9,918
Stephen E. Watson           6,447         4 fiscal years       2,579            --            6,447
Kenneth B. Woodrow          1,736         4 fiscal years         694            --            1,736
Paul W. Sauser              1,488         4 fiscal years         595            --            1,488
Gregg W. Steinhafel         1,240         4 fiscal years         496            --            1,240
Kenneth A. Macke                0

- ------------------
(1) The Executive Long-Term Incentive Plan provides for the potential of earning awards of Corporation Common Stock during a performance cycle of 4 fiscal years. As performance shares are earned at the end of each performance period of 4 fiscal years, the Common Stock earned is issued and put into escrow and is generally restricted until retirement. Further information regarding performance shares is included in the Report of the Compensation Committee.

(2) There is no "Target" level of performance as that term is defined by the SEC for purposes of amounts payable pursuant to performance shares.

(3) Maximum performance shares to be issued if competitive performance targets are reached.

Income Continuance Policy

  No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy and a Senior Management Group (SMG) Income Continuance Policy for certain officers of the Corporation.

  Mr. Ulrich and Mr. Watson, together with others, are participants under the Income Continuance Policy. In 1988, the Income Continuance Policy was amended to exclude additional participants under the Policy. Mr. Woodrow, Mr. Sauser and Mr. Steinhafel were not participants under the Policy at the time it was amended. In the event a participant's employment is terminated by management, the participant's compensation (salary and bonus) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than 3 years, the continuation is for 18 months; over 8 years, the continuation is for 24 months; and between 3 and 8 years, an amount determined by a schedule (more than 18 months but less than 24 months).

  Participants under the SMG Income Continuance Policy are members of the Corporation's Senior Management Group who are not participants under the Income Continuance Policy. The policy is similar to the Income Continuance Policy, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Mr. Woodrow, Mr. Sauser and Mr. Steinhafel participate in the SMG Income Continuance Policy.

  All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies include offset provisions for certain other compensation from the Corporation and non-disparagement and non-competition requirements. Both policies provide that the policies cannot be terminated or future benefits be reduced under them unless two years prior notice has been given to the persons eligible under the terms of the respective policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a Change in Control (as defined in the 1981 Option Plan) will be paid the present value of payments immediately after termination.

Amounts Paid Upon Termination

  When an executive terminates his or her employment with the Corporation, the executive will receive payments from his or her deferred compensation plan(s), the SRSP and pension plans. The executive may also be entitled to exercise options and, in certain circumstances, receive performance shares and restricted stock under the 1981 Option Plan. Further information regarding performance shares and restricted stock is provided in the Report of the Compensation Committee.

Pension

  All executive officers and other employees of the Corporation and its subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are initially covered by the Corporation's Pension Plans. The following table shows the annual benefits that will be made under the Corporation's Pension Plans at age 65, on a life only basis, given the years of service and compensation set forth below:

                              PENSION PLAN TABLE

        AVERAGE       15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
     COMPENSATION    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
     ------------    ----------    ----------    ----------    ----------    ----------
     $  200,000       $ 36,150      $ 48,200      $ 60,250      $ 62,750      $ 65,250
        400,000         75,150       100,200       125,250       130,250       135,250
        600,000        114,150       152,200       190,250       197,750       205,250
        800,000        153,150       204,200       255,250       265,250       275,250
      1,000,000        192,150       256,200       320,250       332,750       345,250
      1,200,000        231,150       308,200       385,250       400,250       415,250
      1,400,000        270,150       360,200       450,250       467,750       485,250
      1,600,000        309,150       412,200       515,250       535,250       555,250
      1,800,000        348,150       464,200       580,250       602,750       625,250
      2,000,000        387,150       516,200       645,250       670,250       695,250

  Currently under ERISA, as amended, the maximum annual amount that can be paid under the Qualified Pension Plans to any individual is $120,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. In addition, the Corporation has supplemental plans that use the same formula the Qualified Pension Plans use to pay benefits on compensation that is excluded from the Qualified Pension Plans formula by ERISA. The years of present credited service for benefit purposes of the Corporation's executive officers named in the Summary Compensation Table are as follows: Mr. Ulrich, 27 years; Mr. Watson, 21 years; Mr. Woodrow, 25 years; Mr. Sauser, 26 years; and Mr. Steinhafel, 15 years. Average
Compensation is the average cash remuneration, including deferred compensation, for the highest five consecutive calendar years of credited service in the last ten years. The compensation reflected in the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension will be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The amounts set forth in the table are not subject to any deductions for Social Security benefits or other offset amounts. All executive officers, who are members of the Senior Management Group, participate in a program whereby such person's survivor will receive the equivalent of a joint and 100% surviving spouse option with no reduction from the life only pension amount, payable to the officer for as long as he or she lives. Normally the life only amount would be reduced by approximately 20% for this option. The percentage reduction depends on age differentials. The Corporation also has a supplemental plan that treats certain of its Senior Management Group as being 5 years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement. All excess and supplemental plans pay the lump sum present value of their respective benefits in the year following retirement. The pension table reflects amounts payable under all pension plans, whether qualified or non-qualified.

                     REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

  The Corporation has a pay for performance compensation philosophy for its management employees, including its executive officers. The total compensation plan for executive officers of the Corporation includes base salary, the opportunity for an annual incentive bonus, long-term incentive compensation and benefits.

  It is the responsibility of the Compensation Committee to develop and administer the total compensation plan for executive officers of the Corporation. In addition, the Compensation Committee reviews compensation levels of executive officers who are members of the Corporate Operating Committee (the "COC Officers") and evaluates the performance of top management, including the five highest paid executive officers. Individual written performance appraisals are given annually to each executive officer, including the Chief Executive Officer (CEO).

  Reflecting the pay for performance philosophy of the Corporation, the compensation policies established by the Compensation Committee provide that a portion of the annual compensation of each executive officer is contingent upon the financial performance of the Corporation or relevant operating company, as well as the individual performance of the executive officer.

PERFORMANCE EVALUATIONS

  The Compensation Committee, together with all other outside directors, established the performance criteria it planned to use to evaluate Mr. Ulrich's fiscal 1994 performance as Chairman of the Board and CEO. The Compensation Committee together with all other outside directors prepared an annual written performance evaluation of Mr. Ulrich's fiscal 1994 performance and determined Mr. Ulrich's performance score. In addition to evaluating Mr. Ulrich in his role as CEO, the outside directors also specifically evaluated his performance as Chairman of the Board. Factors used by the outside directors to evaluate Mr. Ulrich's performance as CEO included management succession planning, strategic planning, organizational development, and formulation of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on factors such as chairing effective meetings of the Board of Directors and the Executive Committee, keeping the Board fully informed of the condition of the Corporation, developing sound corporate governance policies, and working with the directors to effectively use their talents to the best strategic advantage of the Corporation.

  The written evaluation was reviewed with Mr. Ulrich and constituted 50% of the weighting for his annual incentive bonus compensation. The remaining 50% of Mr. Ulrich's incentive compensation was based on the Corporation's financial performance as further described under Short-Term Incentive Compensaton. In addition, Mr. Ulrich's performance was discussed with him in a meeting with all of the independent directors. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and Personal Score. The bonus amount for each participant under the Personal Score Plan is calculated by taking the participant's bonus percentage from the Bonus Matrix, multiplying it by his or her Midpoint of Salary Range (the midpoint of the salary range of a participant's job grade level) and then multiplying that result by the participant's percentage of participation in the Personal Score Plan. For example, if the participant is participating in the

Personal Score Plan at 50%, the result is multiplied by 1/2. Mr. Ulrich's bonus percentage is applied against his base salary.

  All other executive officers of the Corporation received performance appraisals based on prescribed objectives (such as succession planning and strategy execution), key job responsibilities and financial performance. The fiscal 1994 written performance appraisal scores and incentive bonuses of the executive officers were approved by the Compensation Committee.

BASE SALARY

  In April, 1994, the Compensation Committee approved Mr. Ulrich's base salary. When the Compensation Committee considered Mr. Ulrich's base salary, it reviewed two established annual third-party retail compensation surveys covering approximately 90 retailers throughout the United States (the "Competitive Surveys"). Many, but not all, of the companies included in the performance graph are included in the Competitive Surveys. The Compensation Committee also received information on base salaries and other compensation from a review of proxy statements of competitive retailers (the "Proxy Survey"). The Compensation Committee set Mr. Ulrich's base salary at approximately the median of the base salaries for CEOs of these retailers, adjusted for the size of the companies.

  Base salaries of the other executive officers of the Corporation are based on competitive practices, and are at approximately the median of base salary plus annual incentive bonus when compared with domestic, non-food retailers, adjusted for the size of the companies. The Competitive Surveys are used to determine base salaries. Executive officers receive a higher base salary than the industry average because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's performance score, the executive's position in the salary range and company performance. Merit increase guidelines are established each year based on the performance of the relevant operating company or the Corporation and current economic and marketplace conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is affected by the executive's position in the salary range for his or her grade, that is, the lower the placement in the range the greater the percentage increase.

SHORT-TERM INCENTIVE COMPENSATION

  Under the Corporation's Executive Incentive Plans, executive officers of the Corporation and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 1994.

  In addition to the Personal Score Plan, for fiscal 1994, the Corporation had two financial performance based incentive plans, PTOC (pre-tax operating contribution) and ROI (return on investment).

  PTOC Plan. The PTOC Plan measures an operating company's and/or the Corporation's performance against annually pre-determined PTOC goals to determine how and whether bonuses will be paid. The outside directors set PTOC goals in conjunction with establishing other financial performance goals, such as return on investment, for the operating companies and the Corporation. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use in conjunction with the PTOC Plan and determines what level of bonuses will be paid if PTOC performance falls within the PTOC performance goals.

  PTOC (pre-tax operating contribution) is FIFO (first-in, first-out) gross margin dollars less operating expenses and other expenses plus other income. It excludes LIFO (last-in, first-out) provision, interest and corporate expenses.

  The PTOC Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by an operating company and/or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and PTOC Score. Bonuses are then determined under a non-pooled or pooled calculation at the discretion of the Compensation Committee.

  The bonus amount for each participant whose operating company uses a non-pooled basis is calculated by taking the participant's bonus percentage from the Bonus Matrix, multiplying it by his or her Midpoint of Salary Range (the midpoint of the salary range of a participant's job grade level), except Mr. Ulrich whose base salary is used, and then multiplying that result by the participant's percentage of participation in the PTOC Plan. For example, if the participant is participating in the PTOC Plan at 25%, the result is multiplied by 1/4.

  The bonus amount for each participant whose operating company uses a pooled basis is calculated in the same manner as for the non-pooled bonuses, however all related bonuses are added together to form a bonus pool. The bonus payable to each participant under the PTOC Plan is based on a ratio of his or her bonus to all bonuses paid under the Personal Score Plan. The percentage determined by that ratio will be multiplied by the bonus pool.

  In order to receive a bonus under the PTOC Plan a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

  The maximum bonus payable under the PTOC Plan is equal to 250% of the salary of the CEO or named executive officer, as the case may be, set forth in the previous year's Proxy Statement. If the CEO or named executive officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 250% of the highest salary reported in such year. Provided, however, in either case the aggregate of all bonuses paid to the CEO or named executive officer under any combination of the PTOC Plan, ROI Plan and Personal Score Plan may not exceed 250% of the relevant salary. The aggregate of all bonuses paid to any other executive not listed above under any combination of the PTOC Plan, ROI Plan and Personal Score Plan may not exceed 250% of his or her base salary.

  Target is the only operating company that uses a pooled basis.

  ROI Plan. To receive an incentive bonus for fiscal 1994 performance under the ROI Plan the Corporation's or the relevant operating company's financial performance had to be at or within the top 50% of the benchmark group of 20 of the top-performing companies in retailing.

  The ROI Plan measures performance and determines bonuses for participants based on the operating company and/or Corporation's ROI performance versus ROI standard compared to similar performance of a Benchmark Group of companies. The outside directors set ROI standards for the operating companies. The Compensation Committee adopted the relevant ROI standards and selected the Benchmark Group for use under the ROI Plan and set payout levels for varying ROI Scores achieved.

  ROI (return on investment) is net earnings before LIFO provision and financing costs expressed as a percentage of average investment.

  ROI Standard is an ROI hurdle rate objective that is calculated annually under a formula adopted by the Compensation Committee that reflects the actual growth rate of new store investment of the applicable company. The Compensation Committee selected the "Benchmark Group" of companies for purposes of comparing the operating company and/or Corporation's ROI performance versus ROI standard for fiscal 1994. An "ROI Score" is determined from a schedule approved by the Compensation Committee that designates a score for each varying level of performance of ROI versus ROI standard achieved by the operating company and/or Corporation versus the Benchmark Group. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participants' job grade level and ROI Scores. Bonuses are then determined under a non-pooled or pooled calculation based on the discretion of the Compensation Committee.

  The bonus amount for each participant whose operating company uses a non-pooled basis is calculated by taking the participant's bonus percentage from the Bonus Matrix, multiplying it by his or her Midpoint of Salary Range (the midpoint of the salary range of a participant's job grade level), except Mr. Ulrich whose base salary is used, and then multiplying that result by the percentage of participation in the ROI Plan. For example, if the participant is participating in the ROI
Plan at 33 1/3%, the result is multiplied by 1/3.

  The bonus amount for each participant whose operating company uses a pooled basis is calculated in the same manner as for the non-pooled bonuses, and all related bonuses are added together to form a pool. The bonus for each participant payable under the ROI Plan is based on a ratio of his or her bonus to all bonuses paid under the Personal Score Plan. The percentage determined by that ratio is multiplied by its bonus pool.

  In order to receive a bonus under the ROI Plan, a participant's score under the Personal Score Plan must equal or exceed a minimum set by the Compensation Committee.

  The maximum bonus payable under the ROI Plan is equal to 250% of the salary of the CEO or named executive officer, as the case may be, set forth in the previous year's Proxy Statement. If the CEO or named executive officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 250% of the highest salary reported in such year. Provided, however, in either case the aggregate of all bonuses paid to the CEO or named executive officer under any combination of the ROI Plan, PTOC Plan and Personal Score Plan may not exceed 250% of the relevant salary. The aggregate of all bonuses paid to any other executive not listed above under any combination of the ROI Plan, PTOC Plan and Personal Score Plan may not exceed 250% of his or her base salary.

  Target is the only operating company that uses a pooled basis.

  Mr. Ulrich's bonus for fiscal 1994 was based on 50% Personal Score Plan, 25% PTOC Plan-Corporation and 25% ROI Plan-Corporation. Mr. Watson's, Mr. Woodrow's, Mr. Sauser's and Mr. Steinhafel's bonuses were based on 33 1/3% Personal Score Plan, 33 1/3% PTOC Plan and 33 1/3% ROI Plan. Mr. Ulrich's bonus was $532,453 Personal Score Plan, $106,519 PTOC Plan and $111,028 ROI Plan. Mr. Watson's bonus was $155,597 Personal Score Plan, $33,643 PTOC Plan and $64,657 ROI Plan. Mr. Woodrow's bonus was $129,682 Personal Score Plan, $163,886 PTOC Plan and $50,181 ROI Plan. Mr. Sauser's bonus was $150,000, a guaranteed bonus. Mr. Steinhafel's bonus was $86,036 Personal Score Plan, $108,760 PTOC Plan and $33,101 ROI Plan.

LONG-TERM INCENTIVE COMPENSATION

  The Compensation Committee determines the amount of options, performance shares and restricted stock to issue annually by using guidelines based on studies of outside expert compensation consultants. The Compensation Committee reviews the Competitive Surveys and Proxy Survey and sets its grants at approximately the median of competitive companies of similar size. The Compensation Committee, using the Competitive Surveys and Proxy Survey, determines the grant size for the CEO and other executive officers. The Compensation Committee then creates several long-term incentive pools: one for each operating company and the corporate staff. The size of the pool varies with the Corporation's or relevant operating company's performance, that is, the better the performance, the larger the pool. However, the precise size of each pool is based on the subjective judgment of the Compensation Committee. The Compensation Committee determined in 1994 that for certain corporate executives, including all Executive Officers, the amount of the pool granted to them would be divided as follows: options, 50%; performance shares, 37.5%; and restricted stock, 12.5%. Individual awards from the pool are based on the individual's responsibilities, performance, future potential and previous grants.

  For fiscal 1994 the Compensation Committee determined that the non-stock option portion of the long-term incentive plan generally require participants to continue as employees of the Corporation until retirement in order to ultimately receive the performance shares and restricted stock granted under the plan. In addition, one year's notice of retirement is generally required to allow for orderly management succession. This action was intended to tie the executive's compensation to shareholder value by giving these executives an incentive to remain with the Corporation until retirement.

Performance Shares

  All of the COC Officers participate in the performance share component of the Executive Long Term Incentive Plan of 1981. The primary purpose of performance shares is to offer incentive to participating officers to achieve long-term performance of the Corporation or the individual operating company. The plan provides for the potential of earning awards of Corporation Common Stock during a performance cycle of 4 fiscal years. No performance share payout was made in 1994 based on the Corporation's financial performance over the performance cycle of 4 fiscal years using ROI and earnings growth as measured against certain benchmark companies. The benchmark companies used were the same companies used for the short-term incentive plan. The financial performance score for each of the 4 years was averaged. As with short-term incentive compensation, a threshold level of performance is required before any payout occurs. A matrix is used to determine the actual payout amount. The payout for the fiscal 1990 grant covering the period of 4 fiscal years ending in 1994, was 0% of the grant.

  Beginning with the 1993 performance share grant potentially payable in 1997, additional restrictions have been added to grants of performance shares. As performance share grants are earned at the end of each performance period of 4 fiscal years, the Common Stock earned is issued and put into escrow and restricted until retirement. Any participant who terminates employment prior to early retirement (age 55 and 5 years of service) and fails to meet certain requirements forfeits all the Common Stock held in escrow. If the executive terminates employment after age 55, and provides the Corporation with one year's notice of retirement, 100% of the Common Stock is released to the executive. In such cases, if the executive fails to give one year's notice, the shares are forfeited unless the Plan Committee approves the release of all or part of the shares. If the executive is terminated, qualifies for early retirement under the Corporation's pension plans and receives payments under the Corporation's Income Continuance Policies ("ICP"), 100% of the Common Stock is paid to the executive. If the executive terminates other than for early retirement and receives an ICP (but is not part of a reduction in force), 50% of the Common Stock is released to the executive. If the executive does not receive an ICP the executive forfeits all the shares. If at any time the executive's termination is a result of death, total and permanent disability, reduction in force or Change of Control, 100% of the Common Stock is released to the executive. Recipients hold voting and dividend rights for all shares held in escrow during the restriction period; however, they may not sell or assign the shares.

Restricted Stock

  Beginning in 1993, certain executives of the Corporation, including all COC Officers, received rights to receive restricted Common Stock of the Corporation. The restrictions on this right to receive restricted stock require the executive to remain an employee of the Corporation for an additional 4 years. Upon expiration of the 4-year period, the shares are then issued and put into escrow and restricted until retirement. Release from escrow is under the same terms as described above for performance shares. After the shares are issued and put into escrow, holders of restricted stock hold voting and dividend rights during the restriction period; however, they may not sell or assign the shares.

Stock Options

  During 1994, the Compensation Committee also considered and made stock option grants to each of the executive officers of the Corporation, based on the individual's responsibilities, performance, future potential and previous grants. Each option was granted at the market value of the underlying Common Stock on the date of grant and has a 10-year term. Except for the option grants listed below, the options are exercisable 25% after the first year, with an additional 25% after each of the next 3 years. One option grant to each of Mr. Ulrich, Mr. Woodrow and Mr. Steinhafel is exercisable after five years.

CORPORATE GOVERNANCE AND CERTAIN TAX CONSEQUENCES OF PLANS

  As part of its corporate governance responsibilities, the Compensation Committee, together with all the other outside directors, has established certain measures of performance for Executive

Officers, including the CEO, that it believes are critical to the overall performance of the Corporation. Certain measures of performance, such as succession planning and strategic planning, are vital to the long-term performance of the Corporation. Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for certain officers, unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders. A significant part of executive compensation will meet the Code requirement for deductibility. If the shareholders approve the proposal regarding the amended short-term compensation plan contained in this Proxy Statement, the Corporation believes amounts payable under that plan will be deductible. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Code. The Compensation Committee and the other outside directors strongly believe that their ability to evaluate the performance of COC Officers, including the CEO, on vital subjective performance measures outweighs the Code's limitation on such deductibility.

  No member of the Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries.

                            COMPENSATION COMMITTEE

                         Robert A. Burnett, Chairman
                Rand V. Araskog            Roger L. Hale
                Roger A. Enrico        Betty Ruth Hollander

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN


                       [PERFORMANCE GRAPH APPEARS HERE]

- -------------------------------------------------------------------------------------------
                               1990      1991       1992       1993       1994       1995
                              -------------------------------------------------------------
 S&P 500 Index                 $100    $108.39    $132.99    $147.06    $166.00    $166.88
 Dayton Hudson Corporation     $100    $112.25    $113.93    $138.99    $120.19    $128.14
 S&P Retail Stores-Composite   $100    $117.33    $163.95    $195.69    $188.61    $174.65
- -------------------------------------------------------------------------------------------

  The graph above compares the cumulative total shareholder return on the Common Stock of the Corporation for the last five fiscal years with cumulative total return on the S&P 500 Index and the S&P Retail Composite Index over the same period. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the S&P Retail Composite Index on January 31, 1990, and reinvestment of all dividends.

Director Compensation

  Directors who are not employees of the Corporation are paid an annual fee of $25,000, plus $1,000 for each directors' meeting or committee meeting they attend. Directors may defer receipt of their fees. If they do, their fees are credited with interest at a fluctuating rate. Directors may also direct the Corporation to forward their fees to their broker to purchase Common Stock of the Corporation for their account at then current prices. The Corporation pays the brokerage fees for such purchases. Non-employee directors also receive $10,000 of restricted stock of the Corporation each year. The Vice Chairman of the Executive Committee receives an additional $10,000 of restricted stock of the Corporation each year. Employee directors are not compensated separately for services as a director or committee member but receive their regular compensation as employees. Non-employee directors also receive merchandise discounts of varying amounts at the stores of each of the Corporation's operating companies that are the same as the discount employees of each operating company receive.

  The Board has a policy requiring members to retire from the Board upon reaching age 68 or after serving 15 years as a non-employee director. Upon a substantial change in principal employment a director is required to offer his or her resignation. As part of this overall program, the Corporation has a policy of paying outside directors who resign as directors by reason of age, serving 15 years, physical disability or substantial change in principal employment an amount equal to the director's annual fee as a director at the time of resignation for a period that is the lesser of the director's years of service or 15 years. The present value of the amount is paid in a lump sum in the year following resignation, except that in the case of a Change in Control such amounts are payable immediately. In addition, if a non-employee director dies while in office or before receiving payment, the director's beneficiary will receive the payment. In the case of a director who dies while in office, the beneficiary will receive the payment the director would have received had the director resigned the day before his or her death.

Certain Transactions

  The Corporation and operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are officers. The Corporation does not consider the amounts involved in such transactions material in relation to its business and believes that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the non-employee directors involved.

                             PROPOSAL NUMBER TWO

                           APPOINTMENT OF AUDITORS

  Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Board of Directors of Ernst &
Young LLP as independent auditors of the accounts of the Corporation and its subsidiaries for the fiscal year ending February 3, 1996. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931. The Corporation has been advised by Ernst & Young LLP that they are independent certified public accountants with respect to the Corporation within the meaning of the Securities Exchange Act of 1934 and the rules and regulations promulgated under such act.

  A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                            PROPOSAL NUMBER THREE

                APPROVAL OF AMENDED SHORT-TERM INCENTIVE PLAN

  Background. Prior to fiscal 1995, the Corporation had three short-term incentive plans: Personal Score, PTOC and ROI. Those plans combined subjective (Personal Score) and objective performance (PTOC and ROI) measures to evaluate participant performance, and are described in the Report of the Compensation Committee. The Corporation has terminated the ROI Plan and has amended its Executive Incentive Plan so that it now has objective performance measures based upon PTOC (pre-tax operating contribution) and EVA(R) (Economic Value Added(R)). The Compensation Committee believes that the new EVA performance measure in combination with the PTOC performance measure will promote the Corporation's pay for performance philosophy.

  The shareholders of the Corporation must approve the Executive Incentive Plan, as amended, in order to exclude incentive compensation earned under that plan from the deductibility limitation of Section 162(m). If the shareholders fail to approve this plan, no bonuses will be awarded under it. Any incentive compensation earned under the Personal Score Plan is subject to the Section 162(m) limitation on the deductibility of executive compensation in excess of $1,000,000 as described in the Compensation Committee report.

  The Compensation Committee determines which executives participate in each of the plans and the percentage of participation in each plan. With respect to fiscal 1995, Mr. Ulrich will participate 50% based on the Personal Score Plan, 25% based on the PTOC Plan-Corporation and 25% based on the EVA Plan-Corporation. Messrs. Watson, Sauser, Woodrow, and Steinhafel will participate 33 1/3% based on the Personal Score Plan, 33 1/3% based on the PTOC Plan and
33 1/3% based on the EVA Plan. Corporate executive officers will participate using the same percentage as Mr. Ulrich and operating company executive officers using the same percentage as Mr. Watson, Mr. Sauser, Mr. Woodrow and Mr. Steinhafel. The non-SMG executive officer will participate 100% in the Personal Score Plan. The financial performance of the operating companies' executive officers will be based on their respective operating company's PTOC and EVA performance and the financial performance of the other executive officers will be based on the weighted average roll-up of the PTOC and EVA performance of all operating companies.

  The basic features of the Executive Incentive Plan, as amended, are summarized below. However, this summary narrative is qualified in its entirety by the Executive Incentive Plan set forth in Exhibit A.

  EIP as Amended. The Executive Incentive Plan measures an operating company's and/or the Corporation's performance against annually pre-determined goals based upon PTOC and/or EVA to determine how and whether bonuses will be paid. The outside directors set annual PTOC and EVA goals in conjunction with establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the PTOC and EVA goals to establish the PTOC and EVA bonus ranges for use in conjunction with the Executive Incentive Plan and determines what level of bonuses will be paid if PTOC and EVA performance falls within the relevant bonus ranges.

  Eligibility. Participation in the Executive Incentive Plan is limited to upper level executive employees of the Corporation and the operating companies. The Compensation Committee determines which Corporate employees are eligible or, in the case of employees of operating companies, the class of upper level executives that is eligible. Approximately 100 executive employees are eligible to participate in the Executive Incentive Plan.

  Definition of PTOC. "PTOC" (pre-tax operating contribution) is FIFO (first-in, first-out) gross margin dollars less operating expenses and other expenses, plus other income. It excludes LIFO (last-in, first-out) provision, interest and corporate expense.

  Definition of EVA. "EVA" (economic value added) is PTOC after taxes less a Capital Charge. A "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by such business operation.

- --------------------
(R)Economic Value Added and EVA are registered trademarks.

  Determination of Bonus Amounts. Bonuses may be determined and awarded on the basis of PTOC and/or EVA. The "PTOC Score" and/or "EVA Score" for the fiscal year are determined from performance schedules, approved by the Compensation Committee, that designate a score for each varying level of PTOC and EVA performance, respectively, achieved by an operating company and/or the Corporation. The Compensation Committee also adopts a "PTOC Bonus Matrix" and an "EVA Bonus Matrix" which assign varying bonus percentages based on the participant's job grade and PTOC Score and/or "EVA Score". Bonuses are then determined under a non-pooled or pooled calculation at the discretion of the Compensation Committee.

  Non-Pooled Bonuses. The bonus amount for each participant is calculated by taking the participant's bonus percentage from the relevant Bonus Matrix, multiplying it by his or her Midpoint of Salary Range (the midpoint of the salary range of a participant's job grade level) and then multiplying that result by the participant's percentage of participation in the PTOC Plan. For example, if the participant is participating in the PTOC Plan at 25% and the EVA Plan at 50%, the PTOC result is multiplied by 1/4 and the EVA result is multiplied by 1/2.

  Pooled Bonuses. The bonus amount for each participant is calculated in the same manner as for the non-pooled bonuses, however all related bonus amounts are added together to form a bonus pool. The bonus payable to each participant under the Executive Incentive Plan will be based on a ratio of his or her bonus to all bonuses earned under the Personal Score Plan. The percentage determined by that ratio will be multiplied by the bonus pool.

  In order to receive a bonus under the Executive Incentive Plan a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

  The maximum bonus payable under the Executive Incentive Plan is equal to 250% of the salary of the CEO or named executive officer, as the case may be, set forth in the previous year's Proxy Statement. If the CEO or named executive officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 250% of the highest salary reported in such year. Provided, however, in either case the aggregate of all bonuses paid to the CEO or named executive officer under any combination of the PTOC Plan, EVA Plan and Personal Score Plan may not exceed 250% of the relevant salary. The aggregate of all bonuses paid to any other executive not listed above under any combination of the Executive Incentive Plan and Personal Score Plan may not exceed 250% of his or her base salary.

  Set forth below is a table that shows bonuses that would have been paid in fiscal 1994 if the Executive Incentive Plan and the 1995 Director Option Plan had been in effect in such year based on assumptions noted in the table. Amounts payable in fiscal 1995 cannot be determined because the result depends on year-end 1995 performance of the Corporation and/or operating companies.

                              NEW PLAN BENEFITS
     (BENEFITS PAYABLE ASSUMING THE PLANS WERE IN EFFECT IN FISCAL 1994)

                                                    EXECUTIVE INCENTIVE PLAN
                                         ---------------------------------------------
                                                PTOC (1)                 EVA (2)           1995 DIRECTOR OPTION PLAN
                                         ----------------------    -------------------     -------------------------
                                           DOLLAR       NUMBER     DOLLAR      NUMBER      DOLLAR            NUMBER
NAME AND POSITION                          VALUE $     OF UNITS    VALUE $    OF UNITS     VALUE $          OF UNITS
- -----------------                        ----------    --------    -------    --------     --------         --------
Robert J. Ulrich                         $  106,519       (3)         (2)        (3)         (5)                  (5)
 Chairman and Chief
 Executive Officer; Chairman and Chief
 Executive Officer of Target

Stephen E. Watson                        $   33,643       (3)         (2)        (3)         (5)                  (5)
 President; Chairman and Chief
 Executive Officer of the Department
 Store Division

Kenneth B. Woodrow                       $  163,886       (3)         (2)        (3)         (5)                  (5)
 President of Target

Paul W. Sauser                                    0       (3)         (2)        (3)         (5)                  (5)
 President and Chief
 Operating Officer of Mervyn's

Gregg W. Steinhafel                      $  108,760       (3)         (2)        (3)         (5)                  (5)
 Executive Vice President
 Merchandising of Target

Kenneth A. Macke                                  0       (3)         (2)        (3)         (5)                  (5)
 Former Chairman and
 Chief Executive Officer

Executive Group (14 persons)             $  728,988       (3)         (2)        (3)         (5)                  (5)

Non-Executive Director Group                 (4)          (4)         (4)        (4)       $550,000          6,897(6)
 (11 persons)

Non-Executive Officer                    $1,586,891       (3)         (2)        (3)         (5)                  (5)
 Employee Group (86 persons)

- -----------------------
(1) Actual awards since PTOC was in effect in fiscal 1994.

(2) The dollar amount for fiscal 1995 cannot be determined until the year is over. Since no EVA goals were set for fiscal 1994, no amount can be calculated. The EVA goals for 1995 are much higher than would have been set for 1994. If the EVA goals set for 1995 were in effect in fiscal 1994 no bonus would have been paid.

(3) Units are not applicable to the Plan.

(4) Non-Executive Directors do not participate in the Plan.

(5) Employees do not participate in the Plan.

(6) Assumes options were issued at the Corporation's 1994 Annual Meeting.

  The affirmative vote of a majority of the voting power of the shares present and entitled to vote is required for the Executive Incentive Plan, as amended, to be approved by shareholders. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote.

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE EXECUTIVE INCENTIVE PLAN, AS AMENDED.

                             PROPOSAL NUMBER FOUR

                APPROVAL OF DIRECTOR STOCK OPTION PLAN OF 1995

  The purpose of the Director Stock Option Plan of 1995 (the "1995 Director Plan") is to advance the interim performance and long-term growth of the Corporation by offering long-term incentives, in addition to current compensation and other benefits, to outside directors of the Corporation. Directors who are employees of the Corporation are not eligible to participate in the 1995 Director Plan. The basic features of the 1995 Director Plan are summarized below, however, this summary narrative is qualified in its entirety by the Director Stock Option Plan of 1995 as set forth in Exhibit B.

  Shares Subject to the Plan. The 1995 Director Plan provides that the total number of shares of the Corporation's common stock, par value $1.00 per share, available for issuance under all stock options awarded under the Plan (the "Stock Options") shall not exceed 100,000 shares. Shares of common stock covered by expired or terminated Stock Options may be used for subsequent awards under the 1995 Director Plan. There is no preemptive right in shareholders of the Corporation to subscribe to any additional issuance or reissuance of the Corporation's securities.

  Automatic Grant of Stock Options. The 1995 Director Plan provides for the annual, automatic granting of a defined number of Stock Options to the non-employee directors of the Corporation. Each person who is a member of the Board of Directors as of the date of the Corporation's 1995 annual meeting, and then annually thereafter each person who is a member of the Board of Directors as of the second Wednesday in each succeeding month of April, will automatically receive a non-qualified option to purchase the number of shares of the Corporation's common stock determined by dividing $50,000 by the fair market value of such stock on the date of grant.

  Term and Price. All options granted under the 1995 Director Plan expire no later than ten years and one day after the date of grant or on such earlier date as the Plan Committee shall determine in the event of a reorganization. The purchase price for the option stock is 100% of the fair market value of the stock on the day the option is granted.

  Waiting Period and Exercise. Options granted under the 1995 Director Plan may be exercised, subject to their terms and conditions, in full or in part at any time at least one year from date of grant.

  Payment. Under the 1995 Director Plan, stock purchased pursuant to a Stock Option must be paid for in full together with any applicable withholding taxes before stock may be issued. Payment may be made in cash, by the delivery of owned Corporation common stock or by a combination of cash and Corporation common stock.

  Termination of Employment or Death. A Stock Option issued under the 1995 Director Plan is generally exercisable only until the earlier of (i) five years after the date the participant ceases to be a director of the Corporation or (ii) ten years and one day after the date of grant of the Stock Option. In the event of the death of a participant, the Stock Option is exercisable by his or her heirs, provided that it must be exercised within five years after the date of death or the life of the Stock Option, whichever is less, but in no event less than one year after the date of death.

  Antidilution and Reorganization Provisions. Under the 1995 Director Plan, the Plan Committee may, in its discretion, make appropriate adjustments in the number of shares and in the option price to give effect to adjustments made in the number of shares of common stock of the Corporation effected through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change. If the Corporation is reorganized, the 1995 Director Plan provides that the Plan Committee shall provide certain alternatives to holders of Stock Options.

  Change in Control. Under the 1995 Director Plan, in the event of a change in control, all outstanding options granted under the Plan accelerate and are exercisable in full for a period of 210 days after the change in control; provided that no Stock Option can be exercised by a participant after the termination date of the option. Under the 1995 Director Plan, a change in control includes a person or group becoming the beneficial owner of 30% or more of the Voting Stock of the Corporation, certain changes of a majority of the Board of Directors of the Corporation or approval by the shareholders of the Corporation of certain agreements or plans of merger, consolidation, stock exchange, disposition of substantially all assets, liquidation or dissolution involving the Corporation.

  Withholding. Under the 1995 Director Plan all distributions are subject to any required withholding taxes and other withholdings. The Plan provides that the required withholdings may be satisfied by the Corporation withholding of cash payments for fractional shares, if any, in an amount equal to the required withholding.

  Rights as a Shareholder and Assignability. A participant has no rights as a shareholder with respect to any shares covered by any Stock Options granted until the date of issuance of a stock certificate. During the lifetime of the participant, the Stock Option is exercisable only by the participant. A Stock Option is transferable only by will or by reason of the laws of descent and distribution.

  Administration, Duration and Amendment. The Plan is administered by the Plan Committee appointed by the Board of Directors. The present Plan Committee is composed of members of the Board of Directors who are not officers or employees of the Corporation and are not persons who have been an officer or employee of the Corporation or a subsidiary or affiliate at any time within the last year. The current Plan Committee is composed of the following directors: Rand V. Araskog, Robert A. Burnett, Roger A. Enrico, Roger L. Hale and Betty Ruth Hollander. The Plan Committee has no discretion regarding the granting of stock options and it may not increase the number of shares subject to the Plan nor alter or amend any terms, conditions or eligibility requirements for options granted under the 1995 Director Plan. However, all questions arising under the Plan, any Stock Option granted under the Plan, or any rule, regulation or procedure adopted by the Plan Committee shall be conclusively determined by the Plan Committee.

  Federal Tax Consequences. A participant will realize no income at the time a Stock Option is granted under the Plan, but generally at the time such Stock Option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. The Corporation will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the option.

  Proceeds of Plan. Proceeds received from the sale of stock issued pursuant to Stock Options granted under the 1995 Director Plan constitute general funds of the Corporation.

  The affirmative vote of a majority of the voting power of the shares present and entitled to vote is required for the 1995 Director Stock Option Plan to be approved by shareholders. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote.

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE 1995 DIRECTOR STOCK OPTION PLAN.

                             SHAREHOLDER PROPOSAL

  The Corporation has received a shareholder proposal for inclusion in this proxy statement. The proposal is set forth below, together with the proponent's statement in support of the proposal and the Corporation's reasons for its opposition to the proposal. The name and address of each proponent, and the number of shares of Common Stock held by each proponent will be furnished by the Corporation to any person, orally or in writing as requested, promptly upon receipt of an oral or written request.

            SHAREHOLDERS' PROPOSAL CONCERNING EQUAL EMPLOYMENT AND
                          AFFIRMATIVE ACTION REPORT

                 [PROPOSAL 5 ON THE ACCOMPANYING PROXY CARD]

SHAREHOLDERS' PROPOSAL AND STATEMENT

  "Resolved: That the shareholders of Dayton Hudson Corporation ("Company") hereby request that the Board of Directors prepare a report on progress on equal employment and affirmative action at our Company, at reasonable cost and omitting confidential information. The report shall be available to shareholders and employees by September 1995 and shall include the following:

    1. A description of the Company's progress in the areas of equal employment opportunity and affirmative action. This description should summarize the data in the Company's EEO-1 report and be printed in its next Annual Report.

    2. A summary description of progress on the part of the Company in its efforts to purchase goods and services from minority- and/or female-owned businesses.

    3. A description of any policies and programs favoring the purchase of goods and services from minority- and/or female-owned businesses.

    4. A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females and/or belong to a racial minority group.

    5. A general description of how the Company publicizes its equal employment opportunity and affirmative action policies and programs to merchandise suppliers and service providers.

  "This resolution received the support of 9.4% of votes cast last year.

  "We believe this resolution will serve both our corporation and our society by promoting fair and non-discriminatory employment practices and equal employment opportunity. It is a prudent business practice for a retail company to reflect the values of the people and communities it serves. The vast majority of Company customers are either women or members of a racial minority group. We believe it is in the Company's and shareholders' interests for Dayton Hudson to delineate and publicize its commitment to matters that are of concern to its core customer groups.

  "Recent studies indicate that sound equal employment practices are quickly becoming a necessity for major corporations such as Dayton Hudson. By the beginning of the next century, the overwhelming majority of new entrants into our nation's workforce will be women and/or members of a racial minority. We believe implementation of this resolution will give employees confidence in our Company's commitment to their advancement and will attract new employees from these groups. An ongoing review of purchases from minority- and female-owned businesses will help our Company take full advantage of these traditionally underutilized resources. In addition, Dayton Hudson will benefit from publicizing its standards by becoming an example to companies with whom it does business. This leadership should enhance our Company's image and bottom line.

  "We believe that challenges associated with race and sex discrimination are confronted in the public and private sectors continually, including at our Company. No corporation can afford to ignore these challenges.

  "By supporting this resolution, shareholders can send a strong message to Dayton Hudson that it must address these issues in an open and forthright manner. By responding to this request, the Company will be able to project values attractive to employees, customers and shareholders alike."

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE AGAINST THIS RESOLUTION.
                     -------

CORPORATION'S STATEMENT OF OPPOSITION

  The Corporation believes that its employees should reflect the diversity of the customers and communities it serves. To be competitive the Corporation must attract and retain a diverse work force. The Corporation is fully committed to complying with applicable equal employment opportunity laws. The Corporation provides detailed statistical information on equal employment opportunity to the federal government as required by law. In addition, the various companies of the Corporation are all equal opportunity employers and communicate to their employees information regarding equal employment opportunity and each company's commitment to equal employment opportunity. The Corporation also supports economic development through the use of minority and women-owned contractors and service providers. The Corporation encourages and supports the efforts of all of its employees, suppliers and vendors to adhere to these principles of corporate responsibility. As a result, the Corporation has been recognized nationally for its efforts to promote the diversity of its employees and the communities where they live and work.

  The Corporation believes that the reports and publicity requested by this proposal would not enhance its commitment to equal employment opportunity and creating a diverse workforce. The Corporation's commitment to such programs is part of its ordinary business operations and, consequently, is part of the job responsibilities of each executive. Both management and the Board of Directors are entrusted with the obligation and opportunity to make such programs successful. Providing reports and publicizing certain programs would require time and expense without further enhancing these efforts.

  The affirmative vote of a majority of the shares present and entitled to vote is required for adoption of the resolution. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote.

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE AGAINST THIS RESOLUTION.
                     -------

                     OUTSTANDING SHARES AND VOTING RIGHTS

  Only holders of Common Stock and Series B ESOP Convertible Preferred Stock of record at the close of business on March 31, 1995 will be entitled to vote at the meeting and any adjournment thereof. At the close of business on such record date, the Corporation had outstanding 71,719,871 shares of Common
Stock and 414,382 shares of Series B ESOP Convertible Preferred Stock. Each share of Common Stock has one vote and each share of Series B ESOP
Convertible Preferred Stock has ten votes. Common Stock and Series B ESOP Convertible Preferred Stock vote as a single class, except as required by law.

  Set forth below is information regarding equity securities of the Corporation or any of its parents or subsidiaries owned beneficially (as defined by the SEC for proxy purposes) by all directors and nominees, each of the named executive officers, and all directors and executive officers of the Corporation as a group on April 1, 1995:

                                                      AMOUNT AND NATURE
       NAME OF INDIVIDUAL                          OF BENEFICIAL OWNERSHIP         PERCENT
          OR NUMBER OF           TITLE OF   ------------------------------------     OF
        PERSONS IN GROUP          CLASS     OWNED (2)(3)   OPTIONS (5)    TOTAL     CLASS
       ------------------        --------   ------------   -----------   -------   -------
Rand V. Araskog                   Common       15,820                     15,820      *
Robert A. Burnett                 Common        5,706                      5,706      *
Livio D. DeSimone                 Common        1,711(4)                   1,711      *
Roger A. Enrico                   Common        4,548                      4,548      *
William W. George                 Common        1,540                      1,540      *
Roger L. Hale                     Common        1,274                      1,274      *
Betty Ruth Hollander              Common        5,610                      5,610      *
Michele J. Hooper                 Common          815                        815      *
Mary Patterson McPherson          Common        1,010                      1,010      *
Solomon D. Trujillo               Common          336                        336      *
Robert J. Ulrich (1)              Common       50,956         64,477     115,433(6)   *
John R. Walter                    Common          699                        699      *
Stephen E. Watson (1)             Common       23,390        114,061     137,451(6)   *
Kenneth B. Woodrow (1)            Common        2,111         22,567      24,678(6)   *
Paul W. Sauser (1)                Common          988          7,964       8,952(6)   *
Gregg W. Steinhafel(1)            Common        2,920         11,622      14,542(6)   *
Kenneth A. Macke                  Common       54,238(4)     220,981     275,219      *
All directors and executive
 officers of the Corporation as
 a group (25 persons)             Common      212,061        499,392     711,453(6)   *

- ----------------------
*Less than 1%

(1) Executive officer.

(2) The persons listed have sole voting and investment power with respect to the shares listed except as follows: Sole voting and investment power: Mr. Araskog, 610 shares; Mr. DeSimone, 610 shares; Mr. Macke, 34,056 shares; and Mr. Watson, 22,158 shares. The persons listed have shared voting and investment power: Mr. Araskog, 15,210 shares; Mr. DeSimone, 501 shares; Mr. Macke, 11,900 shares; and Mr. Watson, 1,232 shares. Restricted Stock owned by directors is listed as sole voting and investment power.

(3) Includes shares of Common Stock held in the Corporation's Supplemental Retirement, Savings, and Employee Stock Ownership Plan as of January 28, 1995.

(4) Includes shares of Common Stock owned as of April 1, 1994 by certain family members as follows: Mr. DeSimone, 600 shares and Mr. Macke, 8,282 shares as to which shares each named individual disclaims beneficial ownership.

(5) Shares that the named individuals may acquire on or before June 1, 1995 pursuant to options held by them under the Corporation's 1981 Option Plan.

(6) As of January 29, 1994, Mr. Ulrich owned 46 shares of Series B ESOP Convertible Preferred Stock ("Preferred Stock"), Mr. Watson owned 46 shares of Preferred Stock, Mr. Woodrow owned 47 shares of Preferred Stock, Mr. Sauser owned 48 shares of Preferred Stock, Mr. Steinhafel owned 47 shares of Preferred Stock and all directors and executive officers of the Corporation owned 545 shares of Preferred Stock. Ownership of such Preferred Stock is not reflected in the table above.

  No person or entity is known to the Corporation to be the beneficial owner of more than 5 percent of any class of the Corporation's voting securities.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Corporation's Common Stock, and the Corporation is required to identify any of those persons who fail to file such reports on a timely basis. Raj Joneja, Executive Vice President of Mervyn's, did not include 2,041 shares owned indirectly by his spouse on his initial statement of beneficial ownership filed October 1994. Roger A. Enrico did not timely report the purchase of 1,000 shares made during November, 1994. Kenneth A. Macke did not timely report the sale of 1,700 shares by a family member during November 1994. James T. Hale, Senior Vice President of the Corporation, did not timely report the gift to family members of 635 shares in December 1994.

                            ADDITIONAL INFORMATION

POLICY ON CONFIDENTIAL VOTING

  It is the policy of the Corporation that all shareholder meeting proxies, ballots and voting tabulations of a shareholder are to be confidential, if the shareholder has requested confidentiality on the proxy card or ballot.

  If the shareholder so requests, no such document will be available for examination nor will the particular vote of such shareholder be disclosed prior to the tabulation of the final vote at the annual shareholder meeting except (i) to meet applicable legal requirements; or (ii) to allow the independent election inspectors to count and certify the results of the shareholder vote; or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform the Corporation whether or not a shareholder has voted.

EQUAL EMPLOYMENT OPPORTUNITY

  The Corporation believes that its employees should reflect the diversity of the customers and communities it serves. To be competitive the Corporation must attract and retain a diverse work force. The Corporation is fully committed to complying with applicable equal employment opportunity laws. The Corporation also supports economic development through the use of minority and women-owned contractors and service providers.

  The Corporation provides detailed statistical information on equal employment opportunity to the federal government as required by law. In addition, the various companies of the Corporation are equal opportunity employers and communicate to their employees information regarding equal employment opportunity.

  The Corporation encourages and supports the efforts of all of its employees, suppliers and vendors to adhere to these principles of corporate responsibility.

GENERAL

  As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the individual voting the proxies.

  Expenses in connection with the solicitation of proxies will be paid by the Corporation. Proxies are being solicited principally by mail and by telephone. Georgeson & Company, Inc. has been retained by the Corporation to act as a proxy solicitor for a fee estimated not to exceed $20,000 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and regular employees of the Corporation may solicit proxies personally, by telephone, by fax or by special letter. The Corporation may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

  The Annual Report of the Corporation for the fiscal year ended January 28, 1995, including financial statements, is enclosed.

SHAREHOLDER PROPOSALS

  Any shareholder proposals for the Corporation's 1996 Annual Meeting must be received by the Corporation by December 20, 1995 in order to be included in the proxy statement. Under the Corporation's By-laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual or special meeting of shareholders, that shareholder is required to give notice of such proposal to the Secretary of the Corporation at least 60 days prior to the meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.


                                      By Order of the Board of Directors


                                      JAMES T. HALE
                                      Secretary

Minneapolis, Minnesota
April 19, 1995

                                  EXHIBIT A
                          DAYTON HUDSON CORPORATION
                           EXECUTIVE INCENTIVE PLAN
                                 (PTOC & EVA)

                                  ARTICLE I

Sec. 1.1 Name. The name of the short term incentive plan set forth herein is "Dayton Hudson Corporation Executive Incentive Plan (PTOC & EVA)". It is sometimes hereinafter referred to as the "Plan". "Company" refers to Dayton Hudson Corporation and its subsidiaries. Division refers to an operating company, test strategy, staff group or other subdivision of the Company.

Sec. 1.2 Compensation Policy and Plan Intent. The Plan has been designed to provide financial incentives ("incentive bonuses") to designated upper level executive employees, who through their efforts directly and significantly impact the achievement of Company goals and objectives. Such incentive bonuses are intended to reflect both the executive's personal achievements therein, as well as the Division's or Company's achievement of such goals and objectives.

Sec. 1.3 Eligibility. Participation in this Plan is restricted to those upper level executive employees who, through their position and performance, have a decided impact upon the performance of the Company and/or a Division, and therefore upon the operating results of the Company. The Compensation Committee shall determine which individuals or groups of individuals by title or position or rank shall participate in the Plan.

         Divisions which participate in the Plan shall at times hereinafter be referred to as "Participating Divisions". Executives participating in the Plan are referred to as "participants" at times herein.

         Those Divisions which do not participate in this Plan shall at times hereinafter be referred to as "Non-Participating Divisions".

Sec. 1.4 Transfer and Termination. A participant who transfers to another
         Division of the Company, or who terminates employment for the purpose of early or normal retirement from the Company, or who dies or becomes disabled shall be eligible for incentive compensation at Plan Year end if they were an actual participant in the plan at the commencement of such Plan Year. The incentive bonus, when determined, pursuant to the provisions hereof shall be prorated to reflect that portion of the Plan Year (including all if such is the case) during which the participant was enrolled and participating in the Plan as a participant. Participants in this category will be treated in accordance with the following guidelines:

         a. Transfers Between Participating Divisions. In the event of a transfer between then Participating Divisions, a pro rata share of the incentive bonus shall be contributed by each Participating Division if the participant has been designated as such in each Participating Division from the commencement of the Plan Year, or in the case of the successor Participating Division, from his/her commencement of employment to Plan Year end.

         b. Transfers Between Participating Division and Non-Participating Division and Retirement, Death or Disability of Participating Executive. In the event a participant transfers from a Participating Division to a Non-Participating Division, a pro rata incentive bonus calculated on the basis of the number of months (a major portion of a month to be considered a whole month) during the Plan Year the executive was a Participant in the Plan, over 12, will be awarded in the due course of the Plan's administration. The same formula shall be utilized for executives who transfer from a Non-Participating Division to a Participating Division. The same method of calculating an incentive bonus shall also be utilized in calculating incentive bonuses for participants who die, become disabled or who retire from the Company during the year. Any such incentive bonuses would be paid only in the normal course of administration of the Plan.

         c. New Executive Employees. Upon recommendation of the Chief Administrative Officer or the Chief Executive Officer of a Division, whichever is applicable, and following approval thereof by the Chairman of the Company, a new executive employee who will have been employed by a Participating Division prior to the end of a Plan Year may be designated as a participant in the Plan, subject to the conditions of the Plan.

         d. Termination Other Than Retirement, Death or Disability. A participant who terminates his/her employment during the Plan Year for any reason other than retirement, death or disability, shall not be eligible for and shall not receive an incentive bonus for the subject Plan Year. A participant who terminates following the completion of the subject Plan Year, but prior to the payout of such incentive bonus shall receive the incentive bonus under procedures which would, only for such purpose, treat them as still employed at the time of the Plan payout.

         e. Promotion or Job Change. A participant who has a promotion and/or a job change during a Plan Year will have his/her incentive bonus calculated using each grade level separately. The score and grade level shall determine the bonus percentage and that percentage shall be applied to the Midpoint of Salary Range while in the grade level. The total incentive bonus will be the sum of the bonuses for each grade level.

         f. Market Pricing Adjustment. A participant whose grade level is adjusted during the Plan Year due to a "market pricing adjustment" will have his/her bonuses calculated for the entire period using the adjusted grade. If a, b and/or e are applicable, those sections shall also apply and this section f shall be applicable only for the period that the "market pricing adjustment" relates to.

Sec. 1.5 Process For Determination of Incentive Bonuses

         a. Defined Incentive Bonus Terms

            "Bonus Matrix"

                The "Bonus Matrix" refers to either of two separate tables setting forth figures which indicate with varying job grade level classifications, the percentage of incentive bonus attributable to each PTOC Score or EVA Score in relationship to the participant's Midpoint of Salary Range. The "Bonus Matrix" may be changed from time to time at the election of the Compensation Committee but any change in the Bonus Matrix shall have prospective application only.

            "Capital Charge"

                "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by such business operation.

            "EVA"

                "EVA" (economic value added) is PTOC after taxes less a Capital Charge.

            "EVA Score"

                The "EVA Score" is determined from a schedule that is approved by the Compensation Committee that gives a score for the level of EVA achieved by the Division and/or Company. The schedule may be modified annually.

            "Midpoint of Salary Range"

                The "Midpoint of Salary Range" of a participant during the related incentive bonus Fiscal Year is the midpoint for his/her job grade as set forth in the salary range by job grade that is applicable.

            "PTOC"

                "PTOC" (pretax operating contribution) is FIFO gross margin dollars less operating expenses and other expenses plus other income. It excludes LIFO provision, interest and corporate expense.

            "PTOC Score"

                The "PTOC Score" is determined from a schedule that is approved by the Compensation Committee that gives a score for the level of PTOC achieved by the Division and/or Company. The schedule may be modified annually.

         b. Determination of Bonus Based Upon PTOC

            (1) Compensation Policy and Intent of PTOC Bonuses

                Incentive bonuses under the PTOC portion of the Plan are based on the Division and/or Company PTOC for the Fiscal Year.

            (2) Non-Pooled

                Incentive bonuses for each participant will be calculated by taking the participant's bonus percentage from the PTOC Bonus Matrix, using his/her salary grade, and multiplying it by his/her Midpoint of Salary Range.

            (3) Pooled

                A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the PTOC Score for each participant by the participant's Midpoint of Salary Range.

                The incentive bonus for each participant will be based on a ratio of his/her bonus to all bonuses paid under the Executive Incentive Plan (Personal Score). The percentage determined by that ratio will be multiplied by the bonus pool.

            (4) Minimum Score

                No bonus will be payable to a participant under this Plan unless his/her personal score under the Executive Incentive Plan (Personal Score) is equal to or higher than a minimum set by the Division or the Compensation Committee.

            (5) Selection of Pooled or Non-Pooled

                The Compensation Committee will determine whether a Division and/or Company is to be pooled or non-pooled.

         c. Determination of Bonus Based Upon EVA

            (1) Compensation Policy and Intent of EVA Bonuses

                Incentive bonuses under the EVA portion of the Plan are based on the Division and/or Company EVA for the Fiscal Year.

            (2) Non-Pooled

                A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the EVA Score for each participant by the participant's Midpoint of Salary Range.

            (3) Pooled

                A bonus pool is calculated by multiplying the percentage from the Bonus Matrix using the EVA Score for each participant by the participant's Midpoint of Salary Range.

                The incentive bonus for each participant will be based on a ratio of his/her bonus to all bonuses paid under the Executive Incentive Plan (Personal Score). The percentage determined by that ratio will be multiplied by the bonus pool.

            (4) Minimum Score

                No bonus will be payable to a participant under this Plan unless his/her personal score under the Executive Incentive Plan (Personal Score) is equal to or higher than a minimum set by the Division or the Compensation Committee.

            (5) Selection of Pooled or Non-Pooled

                The Compensation Committee will determine whether a Division and/or Company is to be pooled or non-pooled.

         d. Maximum Bonus

            The maximum bonus payable under the Plan is equal to 250% of the salary of the Chief Executive Officer (the "CEO") or named executive officer, as the case may be, set forth in the previous year's Proxy Statement. If the CEO or named executive officer held a different office or was not employed in his/her position for the full year covered by that Proxy Statement, the maximum bonus is 250% of the highest salary rate reported in such year. Provided, however, in either case the aggregate of all bonuses paid to the CEO or named executive officer under any combination of this Plan and the Personal Score Plan may not exceed 250% of the relevant salary. The aggregate of all bonuses paid to any other executive not listed above under any combination of this Plan and the Personal Score Plan may not exceed 250% of his/her base salary.

                                  ARTICLE II

Sec. 2.1 Payment of Bonus. Normally the total incentive bonus for a Fiscal
         Year will be paid in cash as soon as administratively feasible after the amount of the incentive bonus has been computed.

         However, any participant who is a participant in a deferred compensation plan or arrangement of the Company, may have his/her incentive bonus deferred pursuant to that plan or arrangement.

                                 ARTICLE III

Sec. 3.1 Beneficiary. Any incentive bonus payments which become distributable after the death of a participant shall be distributed as they become due to such person or persons, or other legal entity as the participant may have designated in writing delivered to his/her Participating Division's personnel office on an approved form. The participant may, from time to time, revoke or change any such designation by writing delivered to such Participating Division's personnel office on an approved form. If there is no unrevoked designation on file with such corporate personnel office at the participant's death, or if the person or persons designated therein shall have all predeceased the participant, such distributions shall be made to the participant's spouse, or in the absence of a spouse, children and if the participant has no spouse or children, to the participant's estate. If a participant has deferred his/her incentive bonus pursuant to a plan or arrangement, the plan or arrangement shall govern the beneficiary designation.

                                  ARTICLE IV

Sec. 4.1 Administration and Interpretation of Plan. This Plan shall be interpreted by the Compensation Committee of the Company and its interpretations shall be final and binding on participants, Participating Divisions, and all other parties in interest.

         The Plan shall be administered by the Compensation Committee selected by the Board of Directors. The Plan Committee reserves the right, from time to time, to prescribe rules and regulations, not inconsistent with the provisions of the Plan, and to modify or revoke such rules and regulations at such time and in such manner as it may deem proper. A copy of this Plan and all such rules and regulations will be supplied to each person participating in the Plan and a copy of the then current Plan shall be maintained in the Company's personnel office and at the personnel office of each Participating Division and shall be available, upon request, for review by any participant or his duly authorized agent. All persons in the Plan shall be bound by the terms of the Plan and of all rules and regulations pursuant thereto, all as now in effect or hereafter amended, promulgated or passed which shall likewise be maintained at the Company and each Participating Division personnel office.

                                  ARTICLE V

Sec. 5.1 Rights of Participants and Beneficiaries. The Plan is not an employment agreement and does not assure or evidence to any degree the continued employment or the claim to continued employment of any participant for any time or period or job.

         No participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company or any Participating Division. A participant or beneficiary has only an unsecured contract right to receive cash payments in accordance with and at the times specified by the Plan.

         No participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of an incentive bonus hereunder (except as provided in Section 3.1 hereof).

                                  ARTICLE VI

Sec. 6.1 Overview. It is specifically understood that the Chairman of the Board and Chief Executive Officer of the Company shall at all times retain the authority to veto or rescind any appointment or designation of an individual as a participant (except an Executive Officer) under this Plan but it is the intent of the Plan that such authority shall be exercised with restraint and only for circumstances deemed by said officer to be of importance for preserving the integrity of the Plan's policy and/or its performance.

                                 ARTICLE VII

Sec. 7.1 Termination of Plan. This Plan may be amended or terminated at any time by the Board of Directors of the Company. Such amendment or termination, will not, without the participant's written consent, affect his/her incentive bonus or bonuses previously earned.

                                 ARTICLE VIII

Sec. 8.1 Miscellaneous Definitions.

         a. "Compensation Committee": shall mean that committee of the Board of Directors of the Company designated as such on January 12, 1994 or as it is thereafter designated during the term hereof and if during the term hereof no such named committee shall be designated by the Board of Directors it shall mean the Committee of the Board most nearly performing the duties of the Compensation Committee as defined at the time of its elimination as a Board Committee.

         b. "Plan Year": Plan Year shall be the applicable financial "Fiscal Year" of the Company.

         c. "Retire or Retirement": Retire or Retirement means a termination of employment pursuant to an arrangement contained in any formal private retirement plan or written agreement then in effect by the Company or any participating Division relative to the subject participant.

         d. "Chairman": Chairman shall at all times refer to the incumbent Chairman of the Board of Directors of the Dayton Hudson Corporation.

                                  ARTICLE IX

Sec. 9.1 Miscellaneous Provisions

         a. Headings. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

         b. Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

         c. Gender. Any references to gender also include the opposite gender.

         d. Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

         e. Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

         f. Shareholder Approval. No bonuses, awards or other compensation will be granted or paid pursuant to this Plan unless and until this Plan is approved by the affirmative vote of a majority of the voting power of the shares present and entitled to vote at a meeting of the Company's shareholders.

                                  EXHIBIT B

                          DAYTON HUDSON CORPORATION
                      DIRECTOR STOCK OPTION PLAN OF 1995

                                  ARTICLE I
                          ESTABLISHMENT OF THE PLAN

1.1 The name of this plan shall be "The Dayton Hudson Corporation Director Stock Option Plan of 1995" (hereinafter called the "Plan").

1.2 The purpose of the Plan is to advance the interim performance and long-term growth of the Company by offering long-term incentives, in addition to current compensation and other benefits, to outside directors of the Company.

                                  ARTICLE II
                                 DEFINITIONS

2.1 Award. An "Award" is used at times in the Plan to refer to the act of granting a Stock Option under the Plan.

2.2  Board. "Board" is the Board of Directors of the Company.

2.3 Code. "Code" is the Internal Revenue Code of 1986, as amended, as now in force or as hereafter amended.

2.4 Company. "Company" is Dayton Hudson Corporation, a Minnesota corporation, and any successor thereof.

2.5 Date of Grant. "Date of Grant" in 1995 shall be the date of the Company's Annual Shareholder's meeting. Each year thereafter, Date of Grant shall be the second Wednesday in the month of April.

2.6 Fair Market Value. "Fair Market Value" of a share of Company common stock on any date is 100% of the mean between the high and low prices for such stock as reported for such stock on the New York Stock Exchange Composite Transactions Listing ("Composite Listing") on such date, or in the absence of such report 100% of the mean between the high and low prices of such stock on the New York Stock Exchange on such date or, if no sale has been recorded on the Composite Listing or made on such Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy above indicated.

2.7 Participant. A "Participant" is a member of the Board who is not an employee of Company or any of its Subsidiaries.

2.8  Plan Committee. The "Plan Committee" is the Committee referenced in
     Article VI hereof.

2.9 Plan Year. The "Plan Year" shall be a fiscal year of the Company falling within the term of this Plan except for the first year of the Plan, for which the Plan Year shall commence as of the effective date of the Plan and terminate as of February 3, 1996.

2.10 Relevant Change Adjustments. Appropriate adjustments in the number of shares and in the Stock Option price per share designated in Section 2.11 of this Article II, may be made by the Plan Committee, in its discretion except as provided in Section 7.6 hereof, to give effect to adjustments made in the number of shares of Company common stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split, or other relevant change.

2.11 Stock Option. A "Stock Option" is a right accruing in a Participant to purchase from the Company one share of the Company's $1.00 par value common stock at the Fair Market Value of such share of common stock on the Date of Grant of the Stock Option, and containing the terms and conditions set forth or allowed under Article VI hereof. Such Stock Option shall be a Non-Qualified Stock Options that are not intended to qualify under Section 422 of the Code.

2.12 Subsidiary Corporation. For purposes of this Plan, the term "Subsidiary" or "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such "Subsidiary" or "Subsidiary Corporation" in this Plan.

2.13 Change in Control. A "Change in Control" shall be deemed to have occurred if:

         (a) a majority of the directors of the Company shall be persons other than persons

             (i) for whose election proxies shall have been solicited by the Board or

             (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

         (b) 30% or more of the outstanding Voting Stock (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), or

         (c) the shareholders of the Company approve a definitive agreement or plan to

             (i) merge or consolidate the Company with or into another
                 corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (A) no outstanding Voting Stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash (except cash upon the exercise by holders of Voting Stock of the Company of statutory dissenters' rights), securities, or other property or (B) all holders of outstanding Voting Stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters' rights) have substantially the same proportionate ownership of the Voting Stock of the Company or its parent corporation immediately after the merger),

            (ii) exchange, pursuant to a statutory exchange of shares of Voting
                 Stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Company for shares of another corporation or other securities, cash or other property,

           (iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

            (iv) liquidate or dissolve the Company.

                                 ARTICLE III
                          GRANTING OF STOCK OPTIONS

3.1 Automatic Grant of Stock Options. Each year on the Date of Grant each Participant shall, without any Plan Committee action, automatically be granted Stock Options, the number of which will be determined by dividing $50,000 by the Fair Market Value on the Date of Grant.

3.2 Notification to Participants and Delivery of Documents. As soon as practicable after the Award, the Participant shall receive a Stock Option exercisable for purchase of one share of the Company's $1.00 par value common stock for each Stock Option granted to the Participant pursuant to this Plan or indicating the aggregate of such grant, which Stock Option shall be in conformity with the provisions of Article IV hereof.

                                  ARTICLE IV
                                STOCK OPTIONS

4.1 Stock Option. The Stock Option shall be evidenced by Stock Option agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares and shall, but without limitation, contain in substance the following terms and conditions:

        (a) Option Period. Each Stock Option granted shall expire and all rights to purchase shares thereunder shall cease ten years and one day after the Date of Grant of the Stock Option or on such date prior thereto as may be fixed by the Plan Committee, or on such date prior thereto as is provided by this Plan in the event of reorganization pursuant to Section 7.6(b) hereof. No Stock Option shall permit the purchase of any shares thereunder during the first year after the Date of Grant of such Stock Option, except as provided in Section 4.2 hereof.

        (b) Transferability and Termination of Options. During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and shall terminate at the earlier of i) five years after the date the Participant ceased to be a director of Company or, ii) ten years and one day after the Date of Grant of the Stock Option. Rights of a Participant may, upon the death of a Participant, be exercised or perfected by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. Provided however, that if a Participant dies, the Stock Option must be exercised within five years after the date of death or the life of the Stock Option, whichever is less, but in no event less than one year after the date of death.

            No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable by will or the laws of descent and distribution in accordance with the provisions of the Plan. A Stock Option, if so transferable, may be exercised after the death of the individual to whom it is granted only by such individual's beneficiary designated to exercise the Stock Option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above.

            In no event whether by the Participant directly or by his/her beneficiary or other representative shall any Stock Option be exercisable at any time after its expiration date as stated in the Stock Option agreement. When a Stock Option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated.

        (c) Exercise of Options. An individual entitled to exercise a Stock Option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal office of written notice of exercise, specifying the number of whole shares with respect to which the Stock Option is being exercised. Before shares may be issued payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding, if any, as provided in Section 7.7 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay all or part of such exercise price by delivering owned and unencumbered shares of the Company common stock having a Fair Market Value on the date of exercise of the Stock Option equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price.

4.2 Change in Control. In the event of a Change in Control, all outstanding Stock Options granted under the Plan shall accelerate and will be exercisable in full for a period of two hundred ten (210) days after the Change in Control; provided that no Stock Option shall be exercisable by a Participant after the termination date of the Stock Option.

                                  ARTICLE V
                     SHARES OF STOCK SUBJECT TO THE PLAN

5.1 The total number of shares that may be available for issuance under all Stock Options granted pursuant to the Plan shall not exceed in the aggregate 100,000 shares of the Company's $1.00 par value common stock. Stock Options which are forfeited for any reason or are not distributed or are covered by Stock Options that lapse or are canceled before exercise, shall (unless the Plan shall have been terminated) again be available in the same relative amounts for other Stock Option grants under the Plan.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

6.1 The Plan will be administered by a committee of two or more members of the Board appointed from time to time by the Board. Each member of the committee shall be a "disinterested person" as that term is defined under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation comprehending the same subject matter.

6.2 The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient. Notwithstanding any contrary provisions of this Plan, the Plan Committee shall have no discretion with respect to the granting of Stock Options to any Participant or to alter or amend any terms, conditions and eligibility requirements of a Stock Option granted or to be granted to any Participant under this Plan, it being understood that the granting and terms, conditions and eligibility requirements of such Stock Options are governed solely by the provisions set forth in this Plan pertaining thereto.

6.3 All questions arising under the Plan or any Stock Option agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

6.4 Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee. A majority of all members of the Plan Committee shall constitute a "quorum" for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

                                 ARTICLE VII
                              GENERAL PROVISIONS

7.1 Amendment or Termination. The Board may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no amendment by the Board shall, without further approval of the shareholders of the
    Company:

        (a) except as provided at Section 2.10 hereof increase the total number of shares of Company common stock which may be made subject to the Plan; or

        (b) except as provided at Section 2.10 hereof change the purchase price of Company common stock under the Plan; or

        (c) change the Date of Grant; or

        (d) change the calculation used to determine the number of Stock Options granted on the Date of Grant.

    No action taken pursuant to this Section 7.1 of the Plan shall, without the consent of a Participant, alter or impair any Stock Options which have been previously granted to a Participant. Provisions relating to Stock Options may not be amended more often than once every six months other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

7.2 Non-Alienation of Rights and Benefits. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

7.3 No Rights as Shareholder. The granting of Stock Option(s) under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

7.4 Government Regulations. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Stock Options granted under the Plan shall at all times be subject to any and all applicable laws, rules, and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

    In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

7.5 Effective Date. Subject to the approval of this Plan by the holders of a majority of the voting power of the shares present and entitled to vote at the Company's Annual Meeting of Shareholders to be held May 24, 1995 and any necessary approval being obtained from any department, board or agency of the United States or states having jurisdiction, the Plan shall be effective as of May 24, 1995.

7.6 Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company, the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

        (a) make appropriate provision for the protection of any outstanding Stock Options granted thereunder by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of the Company's $1.00 par value common stock.

        (b) upon written notice to the Participant, provide that all outstanding Stock Options shall accelerate and become exercisable in full but that all outstanding Stock Options, whether or not exercisable prior to such acceleration, must be exercised within not less than sixty days of the date of such notice or they will be terminated. In any such case the Plan Committee may, in its discretion, extend the sixty day- exercise period.

7.7 Withholding Taxes, etc. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Company common stock, the Participant or other recipient may, as a condition precedent to the delivery of the common stock, be required to pay to the Company the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. No distribution under the Plan shall be made in fractional shares of the Company's common stock, but the proportional market value thereof shall be paid in cash.

7.8 General Restriction. Each Stock Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Stock Option upon any securities exchange or under any state or Federal Law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Stock Option or the issue or purchase of shares thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

7.9 Use of Proceeds. The proceeds derived from the sale of the stock pursuant to Stock Options granted under the Plan shall constitute general funds of the Company.

7.10 Headings. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

                           DAYTON HUDSON CORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
P                 ANNUAL MEETING OF SHAREHOLDERS MAY 24, 1995

R Robert J. Ulrich, Stephen E. Watson and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to each, to represent
O and to vote as designated below and on the reverse side hereof, all shares of capital stock of Dayton Hudson Corporation, a Minnesota corporation, held
X by the undersigned at the Annual Meeting of Shareholders to be held on May 24, 1995, and at any adjournment thereof.
Y
    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN IT WILL BE VOTED FOR PROPOSALS SET FORTH IN ITEMS 1, 2, 3 AND 4 AND AGAINST THE PROPOSAL SET FORTH IN ITEM 5 HEREOF. THIS PROXY MUST BE SIGNED AND RETURNED FOR YOUR SHARES TO BE VOTED.

       1. Election of Directors, Nominees:

          Rand V. Araskog, Roger L. Hale, Michele J. Hooper and John R. Walter.

    (INSTRUCTION: To withhold authority to vote for any individual nominee or a "substitute nominee", write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)


                                                                   -------------
    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN THIS CARD   SEE REVERSE
    ON THE REVERSE SIDE AND RETURN THIS CARD.                           SIDE
                                                                   -------------

                           . FOLD AND DETACH HERE .






                                ANNUAL MEETING

                                      OF

                    DAYTON HUDSON CORPORATION SHAREHOLDERS


                            WEDNESDAY, MAY 24, 1995
                                 9:30 A.M. CDT
                            THE CHILDREN'S THEATRE
                            2400 THIRD AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            0361


- --------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.
- --------------------------------------------------------------------------------

1. Election of Directors (see reverse)

       FOR       WITHHELD
       [_]         [_]

For, except withheld from the following nominee(s):


- --------------------------------------------------------------------------------

2. Ratification of Ernst & Young LLP as Independent Auditors

       FOR        AGAINST         ABSTAIN
       [_]          [_]             [_]

3. Approval of the Executive Incentive Plan

       [_]          [_]             [_]

4. Approval of the Director Option Plan

       FOR        AGAINST         ABSTAIN
       [_]          [_]             [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL
REGARDING:

5. Equal Employment & Affirmative Action Report

       FOR        AGAINST         ABSTAIN
       [_]          [_]             [_]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark here if you would like your voting instructions to be confidential pursuant to the Dayton Hudson Corporation Policy on Confidential Voting described in the 1995 Proxy Statement.

                                      [_]



Signatures: _____________________________________________ Date ________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           . FOLD AND DETACH HERE .
- --------------------------------------------------------------------------------